    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2001

                                                 REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              ARCH WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             4812                            31-1358569
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-6700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                              C. EDWARD BAKER, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              ARCH WIRELESS, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-6700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                    COPY TO:
                           DAVID A. WESTENBERG, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [ ]       .

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [ ]         .

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
   SECURITIES TO BE REGISTERED            REGISTERED             PER SHARE(2)             PRICE(2)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share(1)........................    100,000,000 shares           $0.9375              $93,750,000             $23,375
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Each share of common stock being registered hereunder, if issued prior to the termination of the Rights Agreement dated as of October 13, 1995, as amended, shall include a right to purchase a unit consisting of one share of Series B Junior Participating Preferred Stock ( the "Rights"). Prior to the occurrence of certain events, none of which has occurred as of the date hereof, the Rights will not be exercisable or evidenced separately from the common stock.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant's common stock on the Nasdaq National Market on February 8, 2001.

    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE HERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2001

                               100,000,000 SHARES
                              ARCH WIRELESS, INC.
                                  COMMON STOCK

                            ------------------------

     This prospectus is part of a registration statement (No.
333-               ) that we filed with the Securities and Exchange Commission using the shelf registration process. This prospectus covers up to 100,000,000 shares of common stock that we may offer and issue from time to time in exchange for our debt securities or the debt securities of our subsidiaries or to acquire other securities, businesses or assets. We and the owners or controlling persons of the securities, businesses or assets that we acquire will negotiate the price, structure and other terms of these transactions. Anyone to whom we issue common stock under this prospectus, and anyone to whom they give the common stock, may also use this prospectus, subject to obtaining our prior written permission, to resell the common stock. We have not fixed a period of time during which the common stock offered by this prospectus may be offered or sold.

     We do not expect to pay underwriting discounts or commissions with respect to the common stock covered by this prospectus. However, we may pay finders' fees to anyone who assists us in finding securities, businesses or assets to acquire. Anyone to whom we pay a finder's fee may be considered an "underwriter" under the Securities Act of 1933.

     Our common stock is traded on the Nasdaq National Market under the symbol "ARCH." On February 8, 2001, the last reported per share sale price of our common stock was $0.9375.

                            ------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" ON PAGE 1.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

     This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

                            ------------------------

                  Prospectus dated                     , 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Arch Wireless, Inc..........................................    1
Risk Factors................................................    1
Special Note Regarding Forward-Looking Information..........    2
Terms of the Transactions...................................    2
Use of Proceeds.............................................    3
The Common Stock We May Offer...............................    3
Description of Common Stock.................................    3
Selling Stockholders........................................    6
Selected Financial Data.....................................    7
Validity of Securities......................................    9
Experts.....................................................    9
Where You Can Find More Information.........................   10
Incorporation of Certain Documents by Reference.............   10

     This prospectus incorporates important business and financial information about Arch Wireless, Inc. that is not included in or delivered with the prospectus. As described under the captions "Incorporation of Certain Documents By Reference" and "Where You Can Find More Information," this information is available without charge to security holders upon written or oral request. To obtain timely delivery of this information, you must request it no later than five business days before the date you must make an investment decision.

                             ABOUT THIS PROSPECTUS

     Under the shelf registration process, we may offer, from time to time, up to 100,000,000 shares of common stock in exchange for our debt securities or the debt securities of our subsidiaries or to acquire other securities, businesses or assets. All of the shares of common stock offered by this prospectus may, subject to certain conditions, also be offered and resold from time to time pursuant to this prospectus by the persons who receive our common stock in the acquisitions. This prospectus provides you with a general description of the common stock that we may offer and issue and that may be offered and sold by selling stockholders. Each time we issue our common stock under the registration statement, we will provide a prospectus supplement that will contain information about the terms of the specific transaction to which the prospectus supplement relates. We may also add, update or change the information that is contained in this prospectus in the prospectus supplement. Before you invest in our common stock, you should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                              ARCH WIRELESS, INC.

     Arch is a leading provider of two-way wireless Internet messaging and mobile information services in the United States. We primarily provide traditional paging services, which enable subscribers to receive messages on their pagers composed entirely of numbers, such as a phone number, or on some pagers, numbers and letters, which enable the subscriber to receive text messages. Both kinds of services are commonly referred to as messaging services. We have also begun to market and sell "advanced" messaging services, which enable subscribers to receive acknowledgements that their messages were delivered or to respond to messages. We also offer enhanced or complementary wireless messaging services, such as stock quotes, news and other wireless information delivery services, voice mail, personalized greeting, message storage and retrieval, equipment loss protection and equipment maintenance.

     Our principal office is located at 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and our telephone number is (508) 870-6700. Our web site is located at www.arch.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

     The Arch Wireless name and logo and the names of products and services offered by Arch Wireless are trademarks, registered trademarks, service marks or registered service marks of Arch Wireless. Unless the context otherwise requires, the terms "Arch," "we," "us" and "our" refer to Arch Wireless, Inc. and its subsidiaries.

                                  RISK FACTORS

     Investing in our common stock involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in Arch described in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, which are incorporated by reference in this prospectus. The prospectus supplement applicable to each offering of our common stock may also contain a discussion of other risks applicable to an investment in our stock. Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For this purpose, any statements contained in this prospectus or incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "will," "could" or "may" or other words that convey uncertainty of future events or outcomes to identify forward-looking statements. There are a number of important factors that could cause our results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the caption "Risk Factors" in this prospectus, in any prospectus supplement and in the documents that we incorporate by reference in this prospectus, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

                           TERMS OF THE TRANSACTIONS

     This prospectus covers up to 100,000,000 shares of our common stock that we may issue in exchange for our debt securities or the debt securities of our subsidiaries or to acquire other securities, businesses or assets. In addition, persons who receive our common stock pursuant to any of these transactions may resell that common stock under the Form S-4 shelf registration statement filed with this prospectus. We expect to negotiate with the owners or controlling persons of the securities, businesses or assets to be acquired the price, structure and other terms of the transactions that involve the issuance of the common stock covered by this prospectus. The factors that we may take into account in negotiating these transactions may include:

     - the market value of our common stock;

     - the market value of our debt securities or the debt securities of our subsidiaries to be acquired;

     - the market value of any other securities to be acquired; and

     - the market value, management, strategic market position, assets, cash flow and growth potential of any business to be acquired.

     In an effort to maintain an orderly market in our common stock, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares of common stock that these persons may sell during specified periods. These agreements may contain more restrictive limitations on sales than those imposed in connection with sales under applicable exemptions from the registration requirements of the Securities Act. Moreover, the persons who are parties to these agreements may not otherwise be subject to these Securities Act requirements. We anticipate that, in general, these negotiated agreements will be of limited duration and will permit the recipients of common stock issued in connection with acquisitions to sell up to a specified number of shares per business day or days. At the time we complete a definitive agreement for any transaction described above, we will inform you of the transaction in a post-effective amendment to our S-4 shelf registration statement or by a prospectus supplement. At that time, we will disclose and describe the material terms of the transaction.

     In addition, we will deliver with the post-effective amendment or prospectus supplement a copy of any proposed transaction agreement, a copy of our latest Form 10-K and any other documents that are material to the proposed transaction.

                                USE OF PROCEEDS

     Other than the securities, businesses or assets that we acquire, we will not receive proceeds from transactions in connection with which we issue securities pursuant to this prospectus.

                         THE COMMON STOCK WE MAY OFFER

     The description of our common stock contained in this prospectus, together with the applicable prospectus supplements, summarizes the material terms and provisions of our common stock. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to our common stock.

     The total amount of common stock that we may issue will not exceed 100,000,000 shares.

     This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

     The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our restated certificate of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus. We also refer you to the description of our common stock set forth in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2001.

     Although the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of common stock we offer under that prospectus supplement may differ from the terms we describe below.

COMMON STOCK

     Under our restated certificate of incorporation, we may issue up to 300,000,000 shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends that are declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of Arch, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Holders of common stock do not have cumulative voting rights. The outstanding shares of common stock are fully paid and nonassessable.

     Our common stock is currently listed on the Nasdaq National Market under the symbol "ARCH." The transfer agent and registrar for our common stock is Equiserve Trust Company, N.A., 150 Royall Street, Canton, MA 02021.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitating corporate acquisitions. The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management.

FOREIGN OWNERSHIP RESTRICTIONS

     Under the Communications Act of 1934, not more than 25% of our capital stock may be owned or voted by aliens or their representatives, a foreign government or its representative or a foreign corporation if the Federal Communications Commission finds that the public interest would be served by denying such ownership. Accordingly, our restated certificate of incorporation provides that we may redeem outstanding shares of our stock from holders if the continued ownership of our stock by those holders, because of their foreign citizenship or otherwise, would place the Federal Communications Commission licenses held by us in jeopardy. Required redemptions, if any, will be made at a price per share equal to the lesser of the fair market value of the shares, as defined in our restated certificate of incorporation or, if such shares were purchased within one year prior to the redemption, the purchase price of such shares.

ANTI-TAKEOVER PROVISIONS

     Provisions of Delaware law and our restated certificate of incorporation and bylaws could delay, make more difficult or prevent the acquisition of our company and the removal of our incumbent officers and directors. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

     Stockholder Rights Plan. In October 1995, our board of directors adopted a stockholder rights plan. Under our rights plan, each outstanding share of common stock has attached to it one preferred stock purchase right, or a right. The rights trade automatically with our shares of common stock and become exercisable only under the circumstances described below.

     The purpose of the rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover. The rights may have antitakeover effects. They should not, however, interfere with any merger or other business combination approved by our board of directors.

     Each right entitles its holder to purchase from us a fractional share of Series B preferred stock at a cash purchase price of $150.00 per fractional share of preferred stock, subject to adjustment. The rights automatically attach to and trade together with each share of common stock.

     Each fractional share of preferred stock has voting, dividend and liquidation rights equivalent to one share of our common stock. As a result, a stockholder who purchases all of the preferred stock fractional shares that it is entitled to purchase will double its voting power, dividend rights and liquidation rights.

     The rights are not exercisable or transferable separately from the shares of common stock to which they are attached until ten business days following the earlier of:

     - a public announcement that an acquiring person, or group of affiliated or associated acquiring persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock, or up to 33% in certain specified circumstances described below, or

     - the commencement of a tender offer or exchange offer that would result in a person or group individually owning 30% or more of the then outstanding shares of common stock.

     The rights will not become exercisable, however, if the acquiring person offers to purchase all outstanding shares of our common stock and our independent directors determine that such offer is fair to our stockholders and in their best interests.

     If the rights become exercisable, each holder of a right, other than the acquiring person, will be entitled to use the $150.00 exercise price of the right to purchase fractional shares of preferred stock. All rights that are beneficially owned by an acquiring person will terminate in these circumstances. Therefore, the acquiring person will not increase its voting, dividend or liquidation rights.

     If an acquiring person acquires common stock and either:

     - we are acquired in a merger or other business combination transaction in which we are not the surviving corporation or the common stock is changed or exchanged, except for a merger that follows an offer determined to be fair by our independent directors as described above, or

     - 50% or more of our assets or earning power is sold or transferred,

then each holder of a right, other than the acquiring person, will be entitled to use the $150.00 exercise price of the purchase right to purchase shares of common stock of the acquiring company at one-half of the then current market price of the acquiring company's common stock.

     The rights are not currently exercisable. In connection with our June 1999 acquisition of MobileMedia Communications, Inc. and other transactions, we amended the stockholder rights plan to permit four significant stockholders to acquire, without becoming an acquiring person, shares of our outstanding stock up to specified limits. Currently, the specified limits are 23.9% of our outstanding stock for W.R. Huff Assets Management Co., LLC, 21.3% for Whippoorwill Associates, Inc., 18% for Citigroup, Inc. and 25.0% for Resurgence Asset Management, LLC.

     Classified Board of Directors. Our restated certificate of incorporation and bylaws provide that our board of directors is divided into three classes, with the terms of each class expiring in a different year. The bylaws provide that the number of directors is fixed from time to time exclusively by the board of directors, but shall consist of not more than 15 nor less than three directors. A majority of the board of directors then in office has the sole authority to fill in any vacancies on the board of directors. The restated certificate of incorporation provides that directors may be removed only by the affirmative vote of holders of at least 80% of the voting power of all then outstanding shares of stock, voting together as a single class.

     Stockholder Actions and Meetings. Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting.

     The restated certificate of incorporation and bylaws provide that special meetings of stockholders can be called by the chairman of the board, pursuant to a resolution approved by a majority of the total number of directors that we would have if there were no vacancies on the board of directors, or by stockholders owning at least 20% of the stock entitled to vote at the meeting. The business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the chairman of the board, or at the request of a majority of the members of the board of directors, or as specified in the stockholders' call for a meeting.

     The bylaws set forth an advance notice procedure with regard to the nomination of candidates for election as directors who are not nominees of the board of directors. The bylaws provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors only if detailed written notice has been given to our secretary within specified time periods.

     Amendment of Certain Provisions of Our Certificate of Incorporation and Bylaws. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of stock, voting together as a single class, to amend specified provisions of the restated certificate of incorporation. These include provisions relating to the removal of directors, the prohibition on stockholder action by written consent instead of a meeting, the procedural requirements of stockholder meetings and the adoption, amendment and repeal of certain articles of the bylaws.

     Consideration of Non-Economic Factors in Acquisitions. Our restated certificate of incorporation empowers our board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders. These factors may include:

     - comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the capital stock, our estimated current value in a freely negotiated transaction, and our estimated future value as an independent entity;

     - the impact of such a transaction on our subscribers and our employees and its effect on the communities in which we operate; and

     - our ability to fulfill our objectives under applicable statutes and regulations.

     Restrictions on Our Purchases of Stock. Our restated certificate of incorporation prohibits us from repurchasing any of our shares from any person, entity or group that beneficially owns 5% or more of our then outstanding voting stock at a price exceeding the average closing price for the twenty trading business days prior to the purchase date, unless a majority of our disinterested stockholders approves the transaction. A disinterested stockholder is a person who holds less than 5% of our voting power. This restriction on purchases by us does not apply to:

     - any offer to purchase a class of our stock which is made on the same terms and conditions to all holders of the class of stock;

     - any purchase of stock owned by such a 5% stockholder occurring more than two years after such stockholder's last acquisition of our stock;

     - any purchase of our stock in accordance with the terms of any stock option or employee benefit plan; or

     - any purchase at prevailing marketing prices pursuant to a stock repurchase program.

     Delaware Anti-Takeover Statute. Section 203 of the Delaware corporations statute is applicable to publicly held corporations organized under the laws of Delaware, including us. Subject to various exceptions, Section 203 provides that a corporation may not engage in any "business combination" with any "interested stockholder" for a three-year period after such stockholder becomes an interested stockholder unless the interested stockholder attained that status with the approval of the board of directors or the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions which result in a financial benefit to the interested stockholder. Subject to various exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting stock or was the owner of 15% or more of the outstanding voting stock within the previous three years. Section 203 may make it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. The stockholders may elect not to be governed by Section 203, by adopting an amendment to the corporation's certificate of incorporation or bylaws which becomes effective twelve months after adoption. Our restated certificate of incorporation and bylaws do not exclude us from the restrictions imposed by Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors.

                              SELLING STOCKHOLDERS

     In general, the persons to whom we issue securities under this prospectus will be able to resell those securities in the public markets without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. This prospectus may be used for those resales. No person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of such securities without first obtaining our written consent. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement. We will provide the information identifying any people reselling securities under this prospectus and will disclose information about them and the securities they are reselling an a prospectus supplement as may then be required by the Securities Act and the rules of the SEC.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth our selected historical consolidated financial and operating data for each of the five years ended December 31, 1999 and the nine months ended September 30, 1999 and 2000. The selected financial and operating data as of December 31, 1995, 1996, 1997, 1998 and 1999 and for each of the five years ended December 31, 1999 have been derived from our audited consolidated financial statements and notes. The selected financial and operating data as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 have been derived from our unaudited consolidated financial statements and notes. The selected consolidated financial information should be read in conjunction with the financial statements, related notes and other financial information that we have incorporated by reference into this prospectus.

     In the following table, equity in loss of affiliate represents our share of net losses of USA Mobile Communications Holdings, Inc. for the period of time from our acquisition of an initial 37% interest in USA Mobile on May 16, 1995 through the completion of our acquisition of USA Mobile on September 7, 1995 and our share of net losses of Benbow PCS Ventures, Inc. since our acquisition of Westlink Holdings, Inc. in May 1996. The extraordinary item is an extraordinary gain or loss resulting from prepayment of indebtedness.

     Adjusted earnings before interest, income taxes, depreciation and amortization, as determined by us, does not reflect restructuring charge, equity in loss of affiliate, and extraordinary items; consequently adjusted earnings before interest, income taxes, depreciation and amortization may not necessarily be comparable to similarly titled data of other wireless messaging companies. Earnings before interest, income taxes, depreciation and amortization is commonly used by analysts and investors as a principal measure of financial performance in the wireless messaging industry. Adjusted earnings before interest, income taxes, depreciation and amortization is also one of the primary financial measures used to calculate whether we and our subsidiaries are in compliance with financial covenants under our debt agreements. These covenants, among other things, limit our ability and the ability of our subsidiaries to: incur additional indebtedness, make investments, pay dividends, grant liens on our assets, merge, sell or acquire assets, repurchase or redeem capital stock, incur capital expenditures and prepay certain indebtedness. Earnings before interest, income taxes, depreciation and amortization is also one of the financial measures used by analysts to value us. Therefore our management believes that the presentation of earnings before interest, income taxes, depreciation and amortization provides relevant information to investors. Earnings before interest, income taxes, depreciation and amortization should not be construed as an alternative to operating income or cash flows from operating activities as determined in accordance with generally accepted accounting procedures or as a measure of liquidity. Amounts reflected as earnings before interest, income taxes, depreciation and amortization or adjusted earnings before interest, income taxes, depreciation and amortization are not necessarily available for discretionary use as a result of restrictions imposed by the terms of existing indebtedness or limitations imposed by applicable law upon the payment of dividends or distributions, among other things.

     Adjusted earnings before interest, income taxes, depreciation and amortization margin is calculated by dividing our adjusted earnings before interest, income taxes, depreciation and amortization by total revenues less cost of products sold. Earnings before interest, income taxes, depreciation and amortization margin is a measure commonly used in the wireless messaging industry to evaluate a company's earnings before interest, income taxes, depreciation and amortization relative to total revenues less cost of products sold as an indicator of the efficiency of a company's operating structure.

                                                                                                          NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                            ---------------------------------------------------------   ---------------------
                                              1995        1996        1997        1998        1999        1999        2000
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                            (dollars in thousands, except per share amounts)
STATEMENTS OF OPERATIONS DATA:
  Service, rental and maintenance
    revenues..............................  $ 138,466   $ 291,399   $ 351,944   $ 371,154   $ 591,389   $ 403,607   $ 525,623
  Product sales...........................     24,132      39,971      44,897      42,481      50,435      36,963      36,416
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Total revenues..........................    162,598     331,370     396,841     413,635     641,824     440,570     562,039
  Cost of products sold...................    (20,789)    (27,469)    (29,158)    (29,953)    (34,954)    (24,988)    (25,897)
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                              141,809     303,901     367,683     383,682     606,870     415,582     536,142
  Operating expenses:
    Service, rental and maintenance.......     29,673      64,957      79,836      80,782     132,400      91,421     115,704
    Selling...............................     24,502      46,962      51,474      49,132      84,249      57,589      73,766
    General and administrative............     40,448      86,181     106,041     112,181     180,726     123,643     162,940
    Depreciation and amortization.........     60,205     191,871     232,347     221,316     309,434     222,836     266,361
    Restructuring charge..................         --          --          --      14,700      (2,200)     (2,200)         --
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Operating income (loss).................    (13,019)    (86,070)   (102,015)    (94,429)    (97,739)    (77,707)    (82,629)
  Interest and non-operating expenses,
    net...................................    (22,522)    (75,927)    (97,159)   (104,213)   (188,249)   (143,323)   (115,613)
  Equity in loss of affiliate.............     (3,977)     (1,968)     (3,872)     (5,689)     (3,200)     (3,200)         --
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Income (loss) before income tax benefit,
    extraordinary item and accounting
    change................................    (39,518)   (163,965)   (203,046)   (204,331)   (289,188)   (224,230)   (198,242)
  Income tax benefit......................      4,600      51,207      21,172          --          --          --          --
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Income (loss) before extraordinary item
    and accounting change.................    (34,918)   (112,758)   (181,874)   (204,331)   (289,188)   (224,230)   (198,242)
  Extraordinary item......................     (1,684)     (1,904)         --      (1,720)      6,963          --      52,051
  Cumulative effect of accounting
    change................................         --          --          --          --      (3,361)     (3,361)         --
  Net income (loss).......................  $ (36,602)  $(114,662)  $(181,874)  $(206,051)  $(285,586)  $(227,591)  $(146,191)
                                            =========   =========   =========   =========   =========   =========   =========
  Basic/diluted income (loss) per common
    share before extraordinary item and
    accounting change.....................  $   (7.79)  $  (16.59)  $  (26.31)  $  (29.34)  $   (9.21)  $   (9.00)  $   (3.25)
  Extraordinary item per basic/diluted
    common share..........................      (0.37)      (0.27)         --       (0.25)       0.22          --        0.83
  Cumulative effect of accounting change
    per basic/diluted common share........         --          --          --          --       (0.11)      (0.13)         --
                                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Basic/diluted net income per common
    share.................................  $   (8.16)  $  (16.86)  $  (26.31)  $  (29.59)  $   (9.10)  $   (9.13)  $   (2.42)
                                            =========   =========   =========   =========   =========   =========   =========

OTHER OPERATING DATA:
  Capital expenditures, excluding
    acquisitions..........................  $  60,468   $ 165,206   $ 102,769   $ 113,184   $ 113,651   $  83,186   $ 109,589
  Cash flows provided by operating
    activities............................  $  14,749   $  37,802   $  63,590   $  83,380   $  99,536   $  76,422   $  75,034
  Cash flows used in investing
    activities............................  $(192,549)  $(490,626)  $(102,769)  $ (82,868)  $(627,166)  $(598,869)  $(109,589)
  Cash flows provided by (used in)
    financing activities..................  $ 179,092   $ 452,678   $  39,010   $  (2,207)  $ 529,158   $ 542,302   $  35,354
  Adjusted earnings before interest,
    income taxes, depreciation and
    amortization..........................  $  47,186   $ 105,801   $ 130,332   $ 141,587   $ 209,495   $ 142,929   $ 183,732
  Adjusted earnings before interest,
    income taxes, depreciation and
    amortization margin...................        33%         35%         35%         37%         35%         34%         34%
  Units in service at end of period.......  2,006,000   3,295,000   3,890,000   4,276,000   6,949,000   7,024,000   6,378,000

                                                                                                      NINE MONTHS
                                                           AS OF DECEMBER 31,                            ENDED
                                      ------------------------------------------------------------   SEPTEMBER 30,
                                        1995        1996         1997         1998         1999          2000
                                      --------   ----------   ----------   ----------   ----------   -------------
                                                                 (dollars in thousands)
BALANCE SHEET DATA:
  Current assets....................  $ 33,671   $   43,611   $   51,025   $   50,712   $   85,303    $   89,587
  Total assets......................   785,376    1,146,756    1,020,720      904,285    1,353,045     1,195,967
  Long-term debt, less current
    maturities......................   457,044      918,150      968,896    1,001,224    1,322,508     1,117,911
  Redeemable preferred stock........     3,376        3,712           --           --           --        45,708
  Stockholders' equity (deficit)....   246,884      147,851      (33,255)    (213,463)    (217,559)     (210,775)

     The following table reconciles net income to the presentation of Arch's adjusted earnings before interest, income taxes, depreciation and amortization:

                                                                                                      NINE MONTHS
                                                         YEAR ENDED DECEMBER 31,                         ENDED
                                        ----------------------------------------------------------   SEPTEMBER 30,
                                          1995       1996         1997         1998        1999          2000
                                        --------   ---------   ----------   ----------   ---------   -------------
                                                               (dollars in thousands)
  Net income (loss)...................  $(36,602)  $(114,662)  $(181,874)   $(206,051)   $(285,586)    $(146,191)
  Interest and non-operating expenses,
    net...............................    22,522      75,927      97,159      104,213      188,249       115,613
  Income tax benefit..................    (4,600)    (51,207)    (21,172)          --           --            --
  Depreciation and amortization.......    60,205     191,871     232,347      221,316      309,434       266,361
  Restructuring charge................        --          --          --       14,700       (2,200)           --
  Equity in loss of affiliate.........     3,977       1,968       3,872        5,689        3,200            --
  Extraordinary item..................     1,684       1,904          --        1,720       (6,963)      (52,051)
  Cumulative effect of accounting
    change............................        --          --          --           --        3,361            --
                                        --------   ---------   ---------    ---------    ---------     ---------
  Adjusted earnings before interest,
    income taxes, depreciation and
    amortization......................  $ 47,186   $ 105,801   $ 130,332    $ 141,587    $ 209,495     $ 183,732
                                        ========   =========   =========    =========    =========     =========

                             VALIDITY OF SECURITIES

     The validity of the securities offered pursuant to this prospectus will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements and schedules of Arch incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving those reports.

     The consolidated financial statements of Paging Network, Inc., as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, appearing in our Current Report on Form 8-K filed on November 14, 2000, as amended by Form 8-K/A filed on February 9, 2001, which are incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about PageNet's ability to continue as a going concern as described in Note 2 to PageNet's consolidated financial statements), and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may find, copy and inspect information filed by us with the SEC at the public reference facilities the SEC maintains at Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of information filed by us with the SEC at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

     Our common stock trades on the Nasdaq National Market under the symbol "ARCH." Therefore you can also inspect reports, proxy statements and other information regarding us at the offices of the National Association of Securities Dealers, Inc., National Listing Section, 1735 K Street, N.W., Washington, DC 20006.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important business and financial information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports that we file pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

     We have filed the following documents with the SEC. These documents are incorporated by reference in this prospectus as of their respective dates of filing:

     (1)   our Annual Report on Form 10-K for the year ended December 31, 1999;

     (2)   our Quarterly Report on Form 10-Q for the quarter ended March 31,
           2000;

     (3)   our Quarterly Report on Form 10-Q for the quarter ended June 30,
           2000;

     (4) our Quarterly Report of Form 10-Q for the quarter ended September 30, 2000;

     (5)   our Current Report on Form 8-K filed with the SEC on January 21,
           2000;

     (6)   our Current Report on Form 8-K filed with the SEC on April 26, 2000;

     (7)   our Current Report on Form 8-K filed with the SEC on July 28, 2000;

     (8)   our Current Report on Form 8-K filed with the SEC on September 21,
           2000;

     (9)   our Current Report on Form 8-K filed with the SEC on September 26,
           2000;

     (10) our Current Report of Form 8-K filed with the SEC on November 14, 2000, as amended by Form 8-K/A filed with the SEC on February 9, 2001;

     (11)  our Current Report on Form 8-K filed with the SEC on February 6,
           2001;

     (12)  our Current Report on Form 8-K filed with the SEC on February 9,
           2001;

     (13) all our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

     (14) the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 18, 1994, including any amendments or reports filed for the purpose of updating that description.

     You may request, orally or in writing, a copy of these documents, which will be provided to you without charge, by contacting:

         Arch Wireless, Inc.
         1800 West Park Drive, Suite 250
         Westborough, Massachusetts 01581
         Attention: Investor Relations
         Telephone: (508) 870-6700

     In order to obtain timely delivery, you must request this information no later than five business days before the date on which you must make your investment decision.

     You should rely only on the information that we provide in this prospectus or in any prospectus supplement, that we have, incorporated by reference as described above or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. Our affairs may have changed since the date of this prospectus. This prospectus will not reflect any of these changes. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to our securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such person under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Arch's Restated Certificate of Incorporation provides that Arch will, to the fullest extent permitted by the DGCL, indemnify all person whom it has the power to indemnify against all costs, expenses and liabilities incurred by them by reason of having been officers or directors of Arch, any subsidiary of Arch or any other corporation for which such person acted as an officer of director at the request of Arch.

     Arch's Restated Certificate of Incorporation also provides that the directors of Arch will not be personally liable for monetary damages to Arch or its stockholders for any act or omission provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Arch or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (relating to illegal dividends or stock redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of Arch shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

  3.1     Restated Certificate of Incorporation(2)

  3.2     Certificate of Designations establishing the Series B Junior
          Participating Preferred Stock, filed with the Secretary of State of Delaware on October 19, 1995(3)

  3.3 Certificate of Correction, filed with the Secretary of State of Delaware on February 15, 1996(2)

  3.4     Certificate of Designations establishing the Series C
          Convertible Preferred Stock, filed with the Secretary of State of Delaware on June 29, 1998(4)

  3.5     Certificate of Amendment of Restated Certificate of
          Incorporation, filed with the Secretary of State of Delaware on June 4, 1996(5)

  3.6     Certificate of Amendment of Restated Certificate of
          Incorporation, filed with the Secretary of State of Delaware on May 27, 1999(6)

  3.7     Certificate of Amendment of Restated Certificate of
          Incorporation, filed with the Secretary of State of Delaware on June 16, 1999(6)

  3.8     Certificate of Amendment of Restated Certificate of
          Incorporation, filed with the Secretary of State of Delaware on April 3, 2000(7)

  3.9     Certificate of Amendment of Restated Certificate of
          Incorporation, filed with the Secretary of State of Delaware on April 28, 2000(7)

  3.10    By-laws, as amended(2)

  3.11    Certificate of Elimination relating to Series D Convertible
          Preferred Stock and Series E Preferred Stock, filed with the
          Secretary of State of Delaware on January 19, 2001, as corrected(24)

  3.12*   Certificate of Designations establishing the Series F
          Cumulative Redeemable Preferred Stock, filed with the
          Secretary of State of Delaware on February 9, 2001

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.1     Indenture, dated February 1, 1994, between Arch
          Communications, Inc. (formerly known as USA Mobile
          Communications, Inc. II) and United States Trust Company of
          New York, as Trustee, relating to the 9 1/2% Senior Notes
          due 2004 of Arch Communications, Inc.(8)

  4.2     Indenture, dated December 15, 1994, between Arch
          Communications, Inc. (formerly known as USA Mobile
          Communications, Inc. II) and United States Trust Company of
          New York, as Trustee, relating to the 14% Senior Notes due
          2004 of Arch Communications, Inc.(9)

  4.3     Indenture, dated June 29, 1998, between Arch Communications,
          Inc. and U.S. Bank Trust National Association, as Trustee, relating to the 12 3/4% Senior Notes due 2007 of Arch
          Communications, Inc.(4)

  4.4     Indenture, dated April 9, 1999, between Arch Communications,
          Inc. and IBJ Whitehall Bank & Trust Company, as Trustee, relating to the 13 3/4% Senior Notes due 2008(6)

  4.5     Indenture, dated March 1, 1996, between Arch Communications
          Group, Inc. and IBJ Schroder Bank & Trust Company, as
          Trustee(2)

  4.6     Rights Agreement, dated October 13, 1995, between Arch
          Communications Group, Inc. and The Bank of New York, as
          Rights Agent(9)

  4.7 Amendment No. 1 to Rights Agreement, dated June 29, 1998, amending the Rights Agreement between Arch Communications
          Group, Inc. and The Bank of New York(4)

  4.8     Amendment No. 2 to Rights Agreement, dated as of August 18,
          1998, amending the Rights Agreement between Arch
          Communications Group, Inc. and The Bank of New York(6)

  4.9     Amendment No. 3 to Rights Agreement, dated September 3,
          1998, amending the Rights Agreement between Arch
          Communications Group, Inc. and The Bank of New York(6)

  4.10 Amendment No. 4 to Rights Agreement, dated May 14, 1999, amending the Rights Agreement between Arch Communications
          Group, Inc. and The Bank of New York(11)

  4.11    Amendment No. 5 to Rights Agreement, dated November 15,
          1999, amending the Rights Agreement between Arch
          Communications Group, Inc. and The Bank of New York(1)

  4.12 Amendment No. 6 to Rights Agreement, dated April 12, 2000, amending the Rights Agreement between Arch Communications
          Group, Inc. and The Bank of New York(12)

  5.1*    Opinion of Hale and Dorr LLP

 10.1     Third Amended and Restated Credit Agreement, dated as of
          March 23, 2000, by and among Arch Paging, Inc., the Lenders party thereto, The Bank of New York, Royal Bank of Canada,
          Toronto Dominion (Texas), Inc., Barclays Bank PLC and Fleet
          National Bank(23)

 10.2     Amendment No. 1 to Third Amended and Restated Credit
          Agreement, dated as of May 19, 2000(23)

 10.3     Amendment No. 2 to Third Amended and Restated Credit
          Agreement, dated as of August 15, 2000(23)

 10.4     Amendment No. 1 to Registration Rights Agreement, dated
          August 19, 1998, amending the Registration Rights Agreement dated as of June 29, 1998 by and among Arch Communications
          Group, Inc. and the Sandler Capital Partners IV, LP, Sandler
          Capital Partners IV, FTE LP, South Fork Partners, The
          Georgica International Fund Limited, Aspen Partners and
          Consolidated Press International Limited(13)

+10.5     Amended and Restated Stock Option Plan(14)

+10.6     Non-Employee Directors' Stock Option Plan(14)

+10.7     1989 Stock Option Plan, as amended(2)

+10.8     1995 Outside Directors' Stock Option Plan(16)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
+10.9     1996 Employee Stock Purchase Plan(17)

+10.10    1997 Stock Option Plan(18)

+10.11    1999 Employee Stock Purchase Plan(19)

+10.12    Deferred Compensation Plan for Nonemployee Directors(20)

+10.13    Form of Executive Retention Agreement by and between Messrs.
          Baker, Daniels, Kuzia, Pottle and Saynor(20)

 10.14    Stock Purchase Agreement, dated June 29, 1998, among Arch
          Communications Group, Inc., Sandler Capital Partners IV,
          L.P., Sandler Capital Partners IV FTE, L.P., Harvey Sandler,
          John Kornreich, Michael J. Marocco, Andrew Sandler, South
          Fork Partners, the Georgica International Fund Limited,
          Aspen Partners and Consolidated Press International
          Limited(4)

 10.15    Registration Rights Agreement, dated June 29, 1998, among
          Arch Communications Group, Inc., Sandler Capital Partners
          IV, L.P., Sandler Capital Partners IV FTE, L.P., Harvey
          Sandler, John Kornreich, Michael J. Marocco, Andrew Sandler,
          South Fork Partners, The Georgica International Fund
          Limited, Aspen Partners and Consolidated Press International
          Limited(4)

 10.16    Exchange Agreement, dated June 29, 1998, between Adelphia
          Communications Corporation and Benbow PCS Ventures, Inc.(4)

 10.17 Promissory Note, dated June 29, 1998, in the Principal amount of $285,015, issued by Benbow PCS Ventures, Inc. to Lisa-Gaye Shearing(4)

 10.18    Guaranty, dated June 29, 1998, given by Arch Communications
          Group, Inc. to Adelphia Communications Corporation(4)

 10.19    Guaranty, dated June 29, 1998, given by Arch Communications
          Group, Inc. to Lisa-Gaye Shearing(4)

 10.20    Registration Rights Agreement, dated June 29, 1998, among
          Arch Communications Group, Inc., Adelphia Communications
          Corporation and Lisa-Gaye Shearing(4)

 10.21 Preferred Distributor Agreement dated June 1, 1998 by and between Arch Communications Group, Inc. and NEC America,
          Inc.(21)(22)

 10.22 Paging Products Sales Agreement, dated March 17, 1999, by and between Motorola, Inc. and Arch Communications Group,
          Inc.(13)(22)

 10.23 Satellite Services Agreement, dated September 1, 1998, between AvData Systems, Inc., and MobileMedia
          Communications, Inc.(13)(22)

 10.24    Master Lease For Transmitter Systems Space by and between
          Pinnacle Towers, Inc. and MobileMedia Communications,
          Inc.(13)

 10.25    Letter Agreement, dated March 23, 2000, between Arch
          Communications Group, Inc. and Resurgence Asset Management,
          L.L.C.(19)

 21.1     Subsidiaries of the Registrant(19)

 23.1*    Consent of Arthur Andersen LLP

 23.2*    Consent of Ernst & Young LLP

 23.3*    Consent of Hale and Dorr LLP(included in Exhibit 5.1)

 24.1*    Power of Attorney (see page II-6 of this Registration
          Statement)

---------------
*  Filed herewith

+  Identifies exhibits constituting a management contract or compensation plan.

(1) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated November 7, 1999 and filed on November 19, 1999

(2) Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-542) of Arch Communications Group, Inc.

(3) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated October 13, 1995 and filed on October 24, 1995

(4) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated June 26, 1998 and filed on July 23, 1998

(5) Incorporated by reference from the Registration Statement on Form S-8 (File No. 333-07333) of Arch Communications Group, Inc.

(6) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-62211) of Arch Communications Group, Inc.

(7) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-95677) of Arch Communications Group, Inc.

(8) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-72646) of Arch Communications, Inc.

(9) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-85580) of Arch Communications, Inc.

(10) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-83027) of Arch Communications Group, Inc.

(11) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated May 14, 1999 and filed on May 20, 1999

(12) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated April 12, 2000 and filed on April 26, 2000

(13) Incorporated by reference from the Quarterly Report on Form 10-Q of Arch Communications Group, Inc. for the quarter ended June 30, 1999

(14) Incorporated by reference from the Annual Report on Form 10-K of Arch Communications Group. Inc. (then known as USA Mobile Communications, Inc.
      II) for the fiscal year ended December 31, 1994

(15) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-83648) of Arch (then known as USA Mobile Communications, Inc. II)

(16) Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-87474) of Arch Communications Group, Inc.

(17) Incorporated by reference from the Annual Report on Form 10-K of Arch Communications Group, Inc. for the fiscal year ended December 31, 1995

(18) Incorporated by reference from the Annual Report on Form 10-K of Arch Communications Group, Inc. for the fiscal year ended December 31, 1996

(19) Incorporated by reference from the Annual Report on Form 10-K of Arch Communications Group, Inc. for the fiscal year ended December 31, 1999

(20) Incorporated by reference from the Annual Report on Form 10-K of Arch Communications Group, Inc. for the fiscal year ended December 31, 1997

(21) Incorporated by reference from the Annual Report on Form 10-K of Arch Communications Group, Inc. for the fiscal year ended December 31, 1998

(22) A Confidential Treatment Request has been filed with respect to portions of this exhibit so incorporated by reference

(23) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-93321) of Arch Communications Group, Inc.

(24) Incorporated by reference from the Current Report on Form 8-K of Arch Wireless, Inc. dated January 24, 2001 and filed February 6, 2001

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporation by reference in the prospectus to provide such interim financial information."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on February 9, 2001.

                                          ARCH WIRELESS, INC.

                                          By:   /s/ C. EDWARD BAKER, JR.
                                            ------------------------------------
                                                    C. Edward Baker, Jr.
                                                  Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Edward Baker, Jr., J. Roy Pottle, Gerald J. Cimmino, Patricia A. Gray and David A. Westenberg as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Rule 462(b) registration statement or amendment thereto, and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                TITLE                       DATE
             ---------                                -----                       ----

     /s/ C. EDWARD BAKER, JR.          Chief Executive Officer (Principal    February 7, 2001
-----------------------------------      Executive Officer) and Director
       C. Edward Baker, Jr.

         /s/ J. ROY POTTLE             Executive Vice President and Chief    February 7, 2001
-----------------------------------       Financial Officer (Principal
           J. Roy Pottle                Financial and Accounting Officer)

       /s/ R. SCHORR BERMAN                         Director                 February 7, 2001
-----------------------------------
         R. Schorr Berman

        /s/ EDWIN M. BANKS                          Director                 February 7, 2001
-----------------------------------
          Edwin M. Banks

      /s/ GREGG R. DAUGHERTY                        Director                 February 7, 2001
-----------------------------------
        Gregg R. Daugherty

                                                    Director                 February  , 2001
-----------------------------------
         John H. Gutfreund

             SIGNATURE                                TITLE                       DATE
             ---------                                -----                       ----
                                                    Director                 February  , 2001
-----------------------------------
          John Kornreich

        /s/ H. SEAN MATHIS                          Director                 February 7, 2001
-----------------------------------
          H. Sean Mathis

       /s/ ALLAN L. RAYFIELD                        Director                 February 7, 2001
-----------------------------------
         Allan L. Rayfield

                                                    Director                 February  , 2001
-----------------------------------
          John B. Saynor

                                                    Director                 February  , 2001
-----------------------------------
           John A. Shane